UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

YOUXIN TECHNOLOGY LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or incorporation of organization)	(IRS Employer Identification No.)

Room 1005, 1006, 1007, No. 122 Huangpu Avenue West, Tianhe District Guangzhou, Guangdong Province People’s Republic of China	510000
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Class A Ordinary shares, par value $0.0001	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-274404.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

YOUXIN TECHNOLOGY LTD (the “Company”) hereby incorporates by reference the description of its Class A ordinary shares, par value $0.0001 (the “Shares”) to be registered hereunder, set forth under the heading “Description of Share Capital” in the Company’s Registration Statement on Form F-1 (File No. 333-274404), originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on September 7, 2023, and as amended on November 16, 2023, December 8, 2023, December 19, 2023, January 19, 2024, February 2, 2024, February 21, 2024, March 1, 2024, March 29, 2024, April 2, 2024, August 23, 2024, September 16, 2024, September 30, 2024, October 11, 2024, and December 13, 2024 (as amended from time to time, the “Registration Statement”), and any prospectus that constitutes part of the Registration Statement and that is subsequently filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, which information shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 13, 2024	YOUXIN TECHNOLOGY LTD

	By:	/s/ Shaozhang Lin
	Name:	Shaozhang Lin
	Title:	Chief Executive Officer